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Exhibit 99

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR SPECIAL MEETING
OF THE SHAREHOLDERS OF PEKIN NATIONAL BANK
TO BE HELD ON                        , 2003

        The undersigned hereby appoints Sidney W. Parker and Henry T. Sego, Jr. or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the Special Meeting of the Shareholders of Pekin National Bank, to be held at its Main Office, 329 Court Street, Pekin, Illinois, on the             day of                          , 2003, at              .m. local time, or any adjournment thereof, upon the matters as set forth in the Notice of Special Meeting and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, as follows:

          1.     The approval of the Agreement and Plan of Share Exchange, a copy of which is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus, pursuant to which the Bank would become a wholly-owned subsidiary of PNB Bancshares, Inc. and to authorize such further action by the Board of Directors and proper officers of the Bank as may be necessary or appropriate to carry out the foregoing objects, intents and purposes:

☐ FOR	☐ AGAINST	☐ ABSTAIN

          2.     In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Dated: , 2003	Signature of Shareholder
Signature of Shareholder (if held jointly)

        Note:    Please date proxy and sign this proxy exactly as name or names appear below. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

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  Exhibit 99